Piedmont Natural Gas Initiates Fiscal Year 2009 Earnings Guidance
CHARLOTTE, N.C., Nov. 3 /PRNewswire-FirstCall/ — Charlotte based Piedmont
Natural Gas (NYSE: PNY) is initiating its earnings guidance for the fiscal year ending October 31, 2009 in the range of $1.55 to $1.65 per diluted share.
The guidance for fiscal year 2009 reflects:

— margin growth from gross customer additions forecasted at 2% in the
Company’s North Carolina, South Carolina and Tennessee service areas,
— a $15.7 million annual margin increase effective November 1, 2008 pursuant to a rate case settlement agreement approved by the North Carolina Utilities
Commission (NCUC) on October 24, 2008,
— the permanent extension of the Company’s margin decoupling tariff as part of the rate case settlement approved by the NCUC,
— a $1.5 million annual margin reduction effective November 1, 2008 pursuant to a settlement agreement filed in the Company’s 2008 South Carolina Rate
Stabilization Act proceeding,
— a $2.2 million annual increase in expenses reflecting the amortization of regulatory assets approved by the NCUC in the rate case settlement,
— the continuation of Piedmont’s 30% ownership interest in SouthStar Energy
Services,
— the continuation of the Company’s business process improvement programs,
— utility capital expenditures of $246.2 million including $60.0 million for the Robeson liquefied natural gas (LNG) storage project and $30.6 million for pipeline infrastructure to serve two new gas-fired power generation projects in
North Carolina,
— the issuance of $125 million of long-term debt, and
— the resumption of the issuance of common equity for the Company’s Dividend
Reinvestment Program and other stock based programs and the cessation of the
Company’s common stock repurchase programs.
Forward-Looking Statement
This press release contains forward-looking statements. These statements are based on management’s current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, regulatory issues, economic and capital market conditions, the cost and availability of natural gas, weather conditions and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words
“expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could,”
“will,” “assume,” “can,” “estimate,” “forecast,” “future,” “indicate,”
“outlook,” “plan,” “predict,” “seek,” “target,” “would,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are only as of the date they are made, and we do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise except as required by applicable laws and regulations. More information about the risks and uncertainties relating to these forward-looking statements may be found in Piedmont’s latest Form 10-Q and its other filings with the SEC, which are available on the SEC’s Web site at http://www.sec.gov.
About Piedmont Natural Gas
Piedmont Natural Gas is an energy services company primarily engaged in the distribution of natural gas to more than 1 million residential, commercial and industrial utility customers in North Carolina, South Carolina and Tennessee, including 61,000 customers served by municipalities who are wholesale customers. Our subsidiaries are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, interstate natural gas storage and intrastate natural gas transportation. More information about Piedmont Natural Gas is available at www.piedmontng.com .